DRAFT CONFIDENTIAL Corporate Presentation - January 8, 2007 Exhibit 99.1

This presentation includes forward-looking statements that reflect management's current views of future events such as statements about the expected timing of milestone events, the potential therapeutic benefits of and expected commercial plans for our product candidates, and our strategic goals. Actual results may differ materially due to a number of important factors, including risks and uncertainties associated with the timing and cost of clinical development of our product candidates, our ability to develop products based on our technologies, the regulatory review and approval process, the possibility that our product candidates may not show efficacy in clinical testing or may display undesirable side effects, manufacturing and marketing capabilities, our ability to enter into and maintain collaborations and licenses, dependence upon our collaborators for resources and product development and commercialization, our cash resources and future access to capital, and dependence on intellectual property. These and other factors are more fully discussed in IDM's Quarterly Report on Form 10-Q filed with the SEC for the third quarter ended September 30, 2006 and other periodic reports filed with the SEC. We undertake no obligation to update such forward looking statements except as required by law. Safe Harbor Statement

Mission IDM is focused on the development of innovative products that activate the immune system to treat cancer. Goal: To cure while caring for quality of life

Highlights Lead product completed Phase III in Osteosarcoma NDA Filed October 25th 2006 MAA Filed November 3rd 2006 Potential for other indications in oncology 4 additional products in clinical development Product and equity partnership with Sanofi-Aventis Headquarters in Irvine, CA

Corporate partners

Product candidates Destroy cancer cells by activating innate immunity Prevent tumor recurrence by triggering a specific adaptive immune response Two product lines in oncology with the goals to:

To prevent tumor recurrence Candidate Indication Phase I Phase II Phase III Marketing Rights Ph III trial completed Junovan(tm) Osteosarcoma IDM Ph II/III Bexidem(r) Bladder cancer IDM Ph II Uvidem(r) Melanoma Ph II EP-2101 NSC Lung Cancer IDM Ph I/ II Colorectal cancer IDM (1) (1) Cambridge Laboratories acquired the distribution rights for UK and Ireland, Genesis Pharma for South East Europe and Medison Pharma for Israel. Collidem(r) To destroy cancer cells Product candidate pipeline

To prevent tumor recurrence First line of products to destroy cancer cells Candidate Indication Phase I Phase II Phase III Marketing Rights Ph III trial completed Junovan(tm) Osteosarcoma IDM Ph II/III Bexidem(r) Bladder cancer IDM Ph II Uvidem(r) Melanoma Ph II EP-2101 NSC Lung Cancer IDM Ph I/ II Colorectal cancer IDM (1) (1) Cambridge Laboratories acquired the distribution rights for UK and Ireland, Genesis Pharma for South East Europe and Medison Pharma for Israel. Collidem(r) To destroy cancer cells

Junovan: Completed Phase III in osteosarcoma Fully synthetic compound Targeting osteosarcoma, bone cancer in adolescents Orphan drug status in EU & U.S. JUNOVAN (L-MTP-PE) is currently limited for clinical investigational use only: its safety and efficacy have not been reviewed or approved for commercial distribution by any regulatory agencies

Muramyl Tripeptide-Phosphatidyl Ethanolamine (MTP-PE) MTP PE Junovan chemical entity

Electron microscopy picture of a multilamellar liposome The lipophilic molecule MTP- PE is intercalated in the lipid bilayers at a MTP-PE phospholipid ratio of 1:250 Junovan formulation: Liposomal MTP-PE Nardin A. et al, Current Cancer Drug Targets, 6:561-571, 2006 L-MTP-PE

Junovan activates anti-tumor function of macrophages through NOD2 receptor NOD2 Plasma membrane Cytosol MDP Macrophage TNFa IL- 1 IL- 8 IL- 6 Adapted from Strober W., Nature Rev Immunol, 6:9-20, 2006 L-MTP- PE L-MTP- PE L-MTP- PE L-MTP- PE Signaling pathway of NOD2 intracellular receptor 1. Junovan (L-MTP-PE) enters into macrophage 2. MTP-PE is degraded in MDP (Muramyl Di Peptide) 3. MDP binds to NOD2 receptor, 4. leading to NF-kB release through RICK activation, 5. and secretion of inflammatory cytokines: TNFa, IL- 6, IL- 8, IL- 1

MTP-PE Encapsulated in Liposomes Protects against Spontaneous Metastases 0 10 20 30 40 50 60 70 80 90 100 0 10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 160 170 180 190 200 L-MTP-PE L-MDP Vehicle Control Days After Footpad Implantation i.v. treatment s A metastasis forming tumor was surgically removed in mice, and L- MTP-PE was administered twice weekly for four weeks. Surviving mice were found free of tumor. Fidler et al., Advances Immunopharmacol., 1982

L-MTP-PE Biodistribution at 5hours spleen lungs nasopharynx liver Murray et al., J. Clin. Oncol., 1989

Macrophage ability to kill a tumor cell 1 hr 30 min macrophage tumor cell 6 hr tumor cell debris

Junovan (L-MTP-PE) as single agent injected IV after surgical resection of lung metastases Limited side effects Junovan: Phase II results in relapsed osteosarcoma with lung metastases 0 10 20 30 40 50 60 70 80 90 100 110 120 130 140 150 1.0 0.9 0.8 0.7 0.6 0.5 0.4 0.3 0.2 0.1 0.0 Disease-Free Survival Months Kleinerman ES et al, Am.J. Clin. Onc. 18:93, 1995

# Junovan Induces the Infiltration of Lung Metastases by Inflammatory Macrophages

Immunohistochemical staining of lung lesions before (A) and after (B) liposomal MTP-PE therapy. Staining with anti-MRP-14 reveals brown to black inflammatory macrophages.



A
20 μm
B

Kleinerman *et al.*, Cancer Immunol. Immunother., 1992

IDM © 2007

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Junovan: Phase III osteosarcoma results Overall Survival Years Proportion surviving 0 1 2 3 4 5 6 0.0 0.2 0.4 0.6 0.8 1.0 - Junovan + Junovan Disease-Free Survival Years Proportion surviving relapse free 0 1 2 3 4 5 6 0.0 0.2 0.4 0.6 0.8 1.0 - Junovan + Junovan In 678 patients with non-metastatic resectable disease at diagnosis Phase III trial demonstrated relative reduction in the risk of recurrence of 24% and risk of death of 32% p = 0.024 P = 0.018 Anderson P., Future Oncol.2(3):333-343, 2006, and JCO 23:6437, 2005

Junovan: Product status NDA filed in October 2006 with FDA and November 2006 with EMAE, launch anticipated in 2007 Exclusive worldwide sales and marketing rights in U.S. and major part of Europe Orphan drug designation provides 7 year marketing exclusivity in the U.S. and 10 years in Europe upon approval Potential for development in other cancer indications

Other potential cancer indications Junovan's mechanism of action provides a rationale for potential benefit in treating patients with lung metastases regardless of the site of the primary tumor Cancer originating in kidney, breast, ovarian, prostate, colon and melanoma are susceptible to metastasize in lung

Junovan market potential in osteosarcoma Approximately 1,000 new patients per year in North America and 1,000 in EU Increase in survival: 10% at 6 years (from 67.5% to 77.2%)* Osteosarcoma develops in children and young adolescents; if cured, they can hope to have a normal life expectancy Pricing and reimbursement will be based on pharmaco- economic analysis * Nardin A. et al, Current Cancer Drug Targets, 6:561-571, 2006

Thiounn N. et al, J. Urology 168:2373-76, 2002 Bexidem Product containing activated macrophages Targeting bladder cancer Addresses unmet medical needs Tumor removal, local chemo and BCG therapy of limited benefit Phase I/II clinical trial completed Tumor occurrences for 17 patients decreased to 8 from 34 in first year after treatment No serious side effects Bexidem: Phase II/III clinical trial initiated

Bexidem: Product status Completed enrollment of 138 patients in Phase II in EU FDA Special Protocol Assessment for Phase II/III in US Interim data analysis in safety expected mid 2007 Exclusive worldwide sales and marketing rights Opportunity to partner with large pharma More than 60,000 new cases of bladder cancer per year in the U.S.* * American Cancer Society

To prevent tumor recurrence Candidate Indication Phase I Phase II Phase III Marketing Rights Ph III trial completed Junovan(tm) Osteosarcoma IDM Ph II/III Bexidem(r) Bladder cancer IDM Ph II Uvidem(r) Melanoma Ph II EP-2101 NSC Lung Cancer IDM Ph I/ II Colorectal cancer IDM (1) (1) Cambridge Laboratories acquired the distribution rights for UK and Ireland, Genesis Pharma for South East Europe and Medison Pharma for Israel. Collidem(r) To destroy cancer cells Second line of products to prevent tumor recurrence

Dendritic cells induce T cell responses Lymphoid organ B B T T T T T T Lymphocyte activation MATURE Dendritic cells T Peripheral tissue Pathogen

IDM Cell Drug therapy - an efficient process Outpatient apheresis Apheresis product Ship Elutriation Purified dendritic cells or MAK 20 doses from one apheresis Ship Outpatient treatment Culture with cytokines 7 Days Proprietary IDM Process Wash & concentrate and freeze cells

Uvidem: Partnered with Sanofi-Aventis Cell Drug: Dendritic cells loaded with melanoma cell lysates Targeting melanoma - the most deadly form of skin cancer Addresses unmet medical need Phase I/II trial completed 15 patients with metastatic melanoma stage III and IV Product well-tolerated with no major associated toxicity Preliminary indications of effectiveness observed: 11/14 immune responses to vaccine 2/9 clinical responses with one complete response DC-MEL-01 Pilot Trial before after Patient #02 Salcedo M. et al, Cancer Immunol Immunother, 2005

Uvidem: Product status Phase II data in late stage patients presented at ASCO, May 2005 Phase II trial in earlier stage patients ongoing in U.S. Phase II combination trial in EU started in 2005 Close to 60,000 new melanoma diagnosed in the U.S. per year* Partnered with Sanofi-Aventis * American Cancer Society

Key partnership with Sanofi-Aventis Sanofi-Aventis has an option for exclusive worldwide rights on selected products IDM receives milestones payments and reimbursement of clinical expenses Manufacturing at IDM and transfer price including royalties First product selected: Uvidem, in Phase II for treatment of melanoma Equity investment of €20 million in 2002 and €10 million in December 2004

Collidem: Dendritic cells + peptides Targeting colorectal cancer - the third most common cause of death from cancer in the U.S. Phase I/II clinical trial in the U.S. to evaluate immune and clinical responses in addition to safety in patients with metastatic colorectal cancer Enrollment of patients completed, results presented at ASCO-GI and ISCT in 2006 Multi-epitope cancer vaccines EP-2101: Synthetic adjuvant + peptides Targeting Non Small Cell Lung cancer Open-label phase II study; stage IIIB, IV or recurrent disease Primary endpoint: Safety and overall survival Secondary endpoint: Progression- free survival (tumor response) and T-cell responses in patients

Multi-epitope product candidate pipeline Colorectal (Collidem) Ovarian Prostate Breast Lung (EP2101)

Financial data Year Ended 9 months ended Statement of Operations December 31, 2005 September 30, 2006 (Thousands except loss per share) Total revenues $ 8,540 $ 8,328 Loss from operations (40,044) (16,230) Net loss (39,209) (17,322) Loss per share $3.84 $1.30 Balance Sheet As of December 31, 2005 As of September 30, 2006 (Thousands) Cash and cash equivalents $ 26,702 $ 12,974 Total assets 42,887 27,771 Long-term obligations 3,629 3,678 Total stockholders' equity 28,744 14,403

Management team Herve Duchesne de Lamotte, MBA VP, Finance and General Manager France MIT, AT Kearney Bonnie Mills, PhD VP, Clinical Operations and General Manager, U.S. Nexell, Baxter Jean-Loup Romet-Lemonne, MD Founder & CEO Harvard University, Transfusion Merieux Innovation James Bender, PhD Director Product Development Nexell, Baxter Rena Juliar Director Manufacturing Nexell, Baxter, Medtronic Tung Koh Senior Director, Regulatory Operation Nexell, Endomedix, Baxter Jacques Bartholeyns , PhD Scientific Director Rockefeller University, Merrell Dow Pharma

Experienced non-executive board members Robert Beck, MD VP of Fox Chase Cancer Center Jean Deleage, PhD Managing general partner, Alta Partners Don Drakeman, JD, PhD Former CEO of Medarex Inc. Mike Grey CEO of SGX Pharmaceuticals, Inc. Sylvie Gregoire, Pharm D Former Biogen Inc. Executive Executive Chairman and CEO of Glycofi Inc. David Haselkorn, PhD Former CEO of Clal Biotechnology John McKearn, PhD CEO of Kalypsys Inc.

Junovan - FDA/EMEA NDA filing Bexidem - Special Protocol Assessment for Phase II/III Uvidem - complete enrollment of melanoma Phase II trial in Europe Uvidem - complete enrollment of melanoma Phase II in U.S. Collidem - Phase I/II trial results in colorectal cancer EP-2101 - complete Phase II trial enrollment in lung cancer 2006 announced milestones V V V V V V

Junovan - FDA and EMAE marketing approval Junovan - Overall survival data publication Uvidem - Phase II data submitted for presentation at ASCO Uvidem - New Phase II in association with chemotherapy initiated in melonoma EP2101 - Phase II data in NSCLC submitted at ASCO Bexidem - Phase II safety data available by mid year 2007 expected milestones

Summary Lung EP2101 Candidate Indication Phase I Phase II Phase III Ph III trial completed Junovan(tm) Osteosarcoma Ph II/III Bexidem(r) Bladder cancer Ph II Uvidem(r) Melanoma Ph I/II Collidem(r) Colorectal cancer Ph I/II EP-2101 NSC Lung Cancer

DRAFT CONFIDENTIAL www.idm-pharma.com NASDAQ: IDMI